Exhibit 4.1
EXECUTION COPY

NEENAH FOUNDRY COMPANY
as Issuer
the Guarantors party hereto
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

Indenture
Dated as of December 29, 2006

9 1/2% Senior Secured Notes due 2017

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections
§310 (a)	7.10
(b)	7.08
§ 311	7.03
§ 312	12.02
§ 313	7.06
§ 314 (a)	4.17, 4.18
(c)	12.04
(e)	12.05
§ 314 (d)	11.01
§ 315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.02
(e)	6.12, 7.02
§ 316 (a)	2.05, 6.02, 6.04, 6.05
(b)	6.06, 6.07
(c)	12.02
§ 317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.03
§ 318	12.01

2

RECITALS

i

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate

v

     INDENTURE, dated as of December 29, 2006, between NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the “Company”), the Guarantors party hereto and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).
RECITALS
     The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $225,000,000 aggregate principal amount of the Company’s 9 1/2% Senior Secured Notes due 2017, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make the Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid and legally binding obligations of the Company as hereinafter provided.
     In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guaranties, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid and legally binding obligations of such Guarantor as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01 . Definitions.
     “ACP Holding” means ACP Holding Company, a Delaware corporation.
     “Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.
     “Act” has the meaning assigned to such term in Section 1.03.
     Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.
     “Additional Notes” means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance. Any Additional Notes issued under the Indenture, together with the Original Notes, will vote together as one series on all matters with respect to such Notes.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent, Collateral Agent or Authenticating Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Asset Sale” means any sale, lease, transfer or other disposition (including a Sale and Leaseback Transaction) of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

     (1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary (or, in the case of any Collateral, only to the Company or a Guarantor, and provided that such Collateral shall continue to comprise Collateral subject to the Security Documents on terms substantially no less favorable to the holders of the Notes than those in existence immediately prior to such transfer);
     (2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;
     (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;
     (4) a transaction covered by Section 5.01;
     (5) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;
     (6) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property;
     (7) the issuance of Disqualified or Preferred Stock pursuant to Section 4.06;
     (8) the granting of a Lien, other than in connection with a Sale and Leaseback Transaction, if the Lien is granted in compliance with Section 4.08; and
     (9) dispositions of assets in one transaction or a series of related transactions with an aggregate fair market value of less than $2.5 million.
     “Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

     “Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
     “Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.
     “Bank Obligations” means (i) all Obligations under the Credit Agreement and (ii) the Cash Management Obligations and all Obligations under the Hedging Agreements, in each case (a) owed to the agents and the lenders under the Credit Agreement and their affiliates and (b) but excluding any such obligations that are not permitted under the Indenture to be secured with Liens on the Collateral.
     “bankruptcy default” has the meaning assigned to such term in Section 6.01.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation;
     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function. Unless the context otherwise provides, “Board of Directors” refers to the Board of Directors of the Company.
     “Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.
     “Borrowing Base Amount” means, as to the Company and its Restricted Subsidiaries, the sum of (x) 75% of the value of Inventory plus (y) 85% of the value of Receivables plus (z) 70% of the value of Patterns, in each case as reflected in the most recent quarterly consolidated financial statements delivered pursuant to Section 4.17 (as determined on a pro forma basis after giving effect to any Asset Sale or acquisition of any business or assets or the designation of a Restricted Subsidiary as an Unrestricted Subsidiary occurring after the date of such quarterly consolidated financial statements).

     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Collateral Account” means the account established under a security agreement, dated the Issue Date, among the Company, the Trustee, and the Guarantors party thereto, to hold proceeds of Primary Collateral, which account is secured by a first priority lien for the benefit of the Noteholders.
     “Cash Equivalents” means
     (1) United States dollars, or money in other currencies received in the ordinary course of business,
     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
     (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
     (5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition, and

     (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.
     “Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities or arising from cash management services (including treasury, depositary, overdraft, credit or debit card, electronic funds transfer, netting, automatic clearing house transfers of funds or any similar transactions).
     “Casualty Event” means any damage to, or destruction of, any real or personal property or improvements that constitute Collateral.
     “Casualty Proceeds” means (i) with respect to any Condemnation Event, all awards or payments received by the Company or any Guarantor by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event, and (ii) with respect to any Casualty Event, all insurance proceeds or payments with respect to Collateral which the Company or any Guarantor receives under any insurance policy by reason of such Casualty Event, plus the amounts of any deductibles under insurance policies with respect to Collateral and, if the Company or any Guarantor fails to maintain any insurance policy with respect to Collateral, the amounts which would have been available thereunder with respect to such Casualty Event had the Company or such Guarantor maintained an insurance policy.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “Change of Control” means:
     (1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the merger of any Person with or into a Subsidiary of the Company, if Capital Stock of the Company is issued in connection therewith, or the sale of all or substantially all the assets of the Company to another Person, (in each case, unless such other Person is a Permitted Holder) unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, as relevant, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

     (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Company;
     (3) individuals who on the Issue Date constituted the Board of Directors of the Company, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
     (4) ACP Holding ceases to beneficially own, directly or indirectly, 100% of the Capital Stock of the Company; provided that if ACP Holding ceases to beneficially own, directly or indirectly, 100% of the Capital Stock of the Company in connection with any merger of the Company with or into ACP Holding, such transaction shall not constitute a Change of Control if holders of all of the aggregate voting power of the Voting Stock of ACP Holding immediately prior to such transaction, hold securities of the surviving Person that represent, immediately after such transaction, all of the aggregate voting power of the Voting Stock of the surviving Person; or
     (5) the adoption of a plan relating to the liquidation or dissolution of the Company.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means the Primary Collateral and the Secondary Collateral.
     “Collateral Agent” means the Trustee in its capacity as the Collateral Agent or any collateral agent appointed by the Trustee pursuant to the Indenture and the Security Documents.
     “Collateral Requirement” means the requirement that:
     (1) all documents and instruments, including Uniform Commercial Code financing statements and mortgages, required by law to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens as valid Liens with priority set forth in the Security Documents free of any other Liens except for Permitted Liens, shall have been filed, registered or recorded; and
     (2) the Collateral Agent shall have received, with respect to each property subject to a mortgage, counterparts of a mortgage duly executed and delivered by the record owner of such mortgaged property, a lender’s title insurance policy insuring the lien of each mortgage, an existing survey of the mortgaged property and the Opinions of Counsel required pursuant to Section 4.18(d).
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.
     “Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.
     “Condemnation Event” means any condemnation or other taking or temporary or permanent requisition of any Collateral, any interest therein or right appurtenant thereto, or any change of grade affecting any Collateral, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.
     “Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
     (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of
     (x) the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and
     (y) the Company’s pro rata share of such Person’s net income earned during such period;
     (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
     (4) any net after-tax gains or losses attributable to Asset Sales;
     (5) any net after-tax extraordinary gains or losses;
     (6) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt; and
     (7) the cumulative effect of a change in accounting principles.
     “Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Company and its Restricted Subsidiaries on the date of determination that constitutes Secured Debt to (b) the aggregate amount of EBITDA for the then most recent four fiscal quarters for which internal financial statements of the Company and its Restricted Subsidiaries are available in each case with such pro forma adjustments to Consolidated Total Debt and EBITDA as are consistent with the pro forma adjustment provisions set forth in Section 1.01 under the definition of Fixed Charge Coverage Ratio.
     “Consolidated Total Debt” means, as of any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Debt of the Company and its Restricted Subsidiaries (excluding any undrawn letters of credit issued in the ordinary course of business) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries of Company, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.
     “Corporate Trust Office” means an office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of the Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602 Attention: Corporate Trust Administration.

     “Credit Agreement” means the amended and restated loan and security agreement dated on or about the Issue Date among the Company, the other Borrowers party thereto, the lenders party thereto and Bank of America, N.A., as agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.
     “Debt” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;
     (5) all obligations of such Person as lessee under Capital Leases;
     (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
     (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and
     (8) all obligations of such Person under Hedging Agreements.
The amount of Debt of any Person will be deemed to be:
     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such

Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
     (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and
     (E) otherwise, the outstanding principal amount thereof.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the depositary of each Global Note, which will initially be DTC.
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are
     (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or
     (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;
provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions
     (A) are no more favorable to the holders than Sections 4.12 and 4.13, and
     (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit D.
     “Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.
     “EBITDA” means, for any period, the sum of
     (1) Consolidated Net Income, plus
     (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus
     (3) cash expenses incurred in connection with the Refinancing Transactions, to the extent deducted in calculating Consolidated Net Income, plus
     (4) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:
     (A) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and
     (B) depreciation, amortization and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income;
provided that, with respect to any Restricted Subsidiary, the items set forth in (A) and (B) above will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.
     “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
     “Event of Default” has the meaning assigned to such term in Section 6.01.

     “Excess Proceeds” has the meaning assigned to such term in Section 4.13.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Notes” means the Notes issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).
     “Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.
     “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.
     “First Priority Liens” means all Liens on the Secondary Collateral that secure the Bank Obligations.
     “Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of
     (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to
     (y) the aggregate Fixed Charges during such reference period.
     In making the foregoing calculation,
     (1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;
     (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

     (3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;
     (4) pro forma effect will be given to
     (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
     (B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and
     (C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available and will be calculated in accordance with Regulation S-X under the Securities Act.
     “Fixed Charges” means, for any period, the sum of
     (1) Interest Expense for such period; and
     (2) the product of
     (x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Wholly Owned Restricted Subsidiary, and

     (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries provided that Fixed Charges of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary will be reduced in proportion to any proportional reduction in respect of such Restricted Subsidiary’s net income included in calculating Consolidated Net Income.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means (i) each Domestic Restricted Subsidiary of the Company in existence on the Issue Date and (ii) each Domestic Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 5.02 in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.
     “Holder” or “Noteholder” means the registered holder of any Note.
     “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Purchaser” means the initial purchaser party to a purchase agreement with the Company relating to the sale of the Notes or Additional Notes by the Company.
     “Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.
     “Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among Bank of America, N.A., as agent under the Credit Agreement, the Trustee, as trustee and Collateral Agent under the Notes, the Company and each other Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
     “interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

     “Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the Notes and the Credit Agreement on or prior to the Issue Date, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization of fees) and (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries, as determined on a consolidated basis and in accordance with GAAP. Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs, to the extent such amounts are incurred as a result of the prepayment on the date of the Indenture of any Debt of the Company with the proceeds of the Notes and the Credit Agreement.
     “Interest Payment Date” means each January 1 and July 1 of each year, commencing July 1, 2007.
     “Inventory” means, with respect to the Company and its Restricted Subsidiaries, the consolidated inventory of the Company, determined at the lower of cost or market in accordance with GAAP.
     “Investment” means
     (1) any direct or indirect advance, loan or other extension of credit to another Person,
     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
     (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
     (4) any Guarantee of any obligation of another Person.
     If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a

Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.16, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.
     “Issue Date” means the date on which the Initial Notes are originally authenticated under the Indenture.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Mortgages” means, collectively, any mortgage, deed of trust or similar instrument entered into by the Company or any Guarantor from time to time on or after the Issue Date to provide a security interest for the benefit of the Trustee and the Holders of the Notes.
     “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of
     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;
     (2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;
     (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or, except to the extent that any such asset disposed of in such Asset Sale was Primary Collateral, to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and
     (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

     “New Mold Line” means the new mold line as described in the Offering Circular.
     “New Senior Subordinated Notes due 2013” means the new senior subordinated notes due 2013 in an aggregate principal amount of up to $75 million to be issued by the Company and purchased by Tontine Capital Partners, L.P. in one or more transactions on or about the Issue Date and upon redemption of the outstanding 13% Senior Subordinated Notes due 2013.
     “NFC Castings” means NFC Castings, Inc., a Delaware corporation.
     “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
     “Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Offer to Purchase” has the meaning assigned to such term in Section 3.04.
     “Offering Circular” means the Offering Circular dated December 15, 2006 relating to the sale of the Initial Notes.

     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
     “Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.
     “Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.
     “Patterns” means, with respect to the Company and its Restricted Subsidiaries, the consolidated casting patterns and core boxes of the Company, determined at the lower of cost or market in accordance with GAAP.
     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
     “Permitted Asset Swap” means any transfer of properties or assets by the Company or a Restricted Subsidiary in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash or Cash Equivalents or other current assets) that will be used in a Permitted Business; provided that (i) the aggregate fair market value of the property or assets being transferred by the Company or a Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received (as determined in good faith by the Board of Directors of the Company) by the Company or such Restricted Subsidiary in such exchange and (ii) any cash received must be applied in accordance with Section 4.13.
     “Permitted Bank Debt” has the meaning assigned to such term in Section 4.06(b)(i).
     “Permitted Debt” has the meaning assigned to such term in Section 4.06(b).

     “Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.
     “Permitted Holders” means any or all of the following:
     (1) Tontine Capital Partners, L.P.;
     (2) any Affiliate of any Person specified in clause (1); and
     (3) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 80% by Persons specified in clauses (1) and (2).
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,
     (A) such Person becomes a Restricted Subsidiary of the Company engaged in a Permitted Business, or
     (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary engaged in a Permitted Business;
     (4) Investments received as non-cash consideration in an Asset Sale (other than in connection with a Permitted Asset Swap) made pursuant to and in compliance with Section 4.13; provided that such Investments shall be pledged as Primary Collateral to the extent the assets subject to such Asset Sale constituted Primary Collateral;
     (5) Hedging Agreements otherwise permitted under the Indenture;
     (6) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) Cash Equivalents, (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;
     (7) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $1.0 million outstanding at any time;
     (8) extensions of credit to customers and suppliers in the ordinary course of business; and
     (9) in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause (9), not to exceed $10.0 million (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause).
     “Permitted Liens” means
     (1) Liens existing on the Issue Date not otherwise constituting Permitted Liens;
     (2) Liens securing the Company’s 11% Senior Secured Notes due 2010, the guarantees relating thereto and other Obligations in respect thereof;
     (3) Liens securing the Notes (other than any Additional Notes), any Note Guaranties and other Obligations under the Indenture and the Security Documents;
     (4) Liens on the Collateral securing:
     (i) (a) Obligations under or with respect to Permitted Bank Debt of the Company or any Guarantor that is permitted to be incurred pursuant to Section 4.06(b)(i), (b) Obligations under or with respect to Hedging Agreements owed to any lenders under the Credit Agreement or their affiliates so long as such Hedging Agreements relate to Permitted Bank Debt referred to in clause (a), the Notes or any other Permitted Debt and (c) Cash Management Obligations owed to any lenders under the Credit Agreement or their affiliates; provided that any Liens on the Primary Collateral securing Obligations under or with respect to any Permitted Bank Debt, any such Hedging Agreements and any such Cash Management Obligations must be junior to the Liens on the Primary Collateral securing the Notes and any Liens on the Secondary Collateral may be senior to the Liens on the Notes, and
     (ii) any other Debt (including Additional Notes) of the Company or any Guarantor incurred pursuant to Section 4.06 to finance an acquisition of a new business or assets that will in each case constitute Primary Collateral; provided, however, that, (a) at the time of Incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 2.50 to 1.00 and (b) any Liens on the Primary Collateral permitted pursuant to this clause (ii) must rank equally with or be junior to the Liens on the Primary Collateral securing the Notes;
     (5) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case Incurred in the ordinary course of business and not securing Debt;
     (6) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;
     (7) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;
     (8) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;
     (9) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

     (10) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
     (11) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;
     (12) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;
     (13) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;
     (14) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under Section 6.01(f);
     (15) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;
     (16) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement; provided that at the time of the Incurrence of any such Lien, the aggregate principal amount of the Obligations secured by such Lien shall not exceed the cost of such property; provided, further, however that no Liens may be incurred pursuant to this clause in order to secure Debt incurred to finance any part of the purchase price or cost of construction or improvement of the New Mold Line;
     (17) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

     (18) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided (i) such Liens were not created in contemplation thereof, (ii) do not extend to any other property of the Company or any Restricted Subsidiary, (iii) such property is to be used for a Permitted Business purpose, and (iv) at the time of the Incurrence of any such Lien, the aggregate principal amount of the Obligations secured by such Lien shall not exceed the cost of the property (or portions thereof) so acquired;
     (19) Liens securing Debt or other Obligations of the Company or a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary;
     (20) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt (other than Hedging Agreements) that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;
     (21) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (3), (4), (11), (16), (17) or (18) in connection with the refinancing of the Obligations secured thereby, provided that (i) such Lien does not extend to any other property, and (ii) except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased; and
     (22) other Liens securing obligations in an aggregate amount not exceeding $500,000.
     “Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06(b)(iv).
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
     “Primary Collateral” means the assets (other than Secondary Collateral) that are owned or hereafter acquired by the Company and by each of the Guarantors to the extent pledged or required to be pledged to secure the Notes.

     “principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.
     “Public Equity Offering” means an underwritten primary public offering, after the Issue Date, of Qualified Stock of the Company or ACP Holding to the extent contributed to the Company as common equity pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
     “Receivables” means the consolidated trade receivables of the Company, net of allowance for doubtful accounts, as determined in accordance with GAAP.
     “refinance” has the meaning assigned to such term in Section 4.06(b)(iv).
     “Refinancing Transactions” has the meaning assigned to such term in the Offering Circular.
     “Register” has the meaning assigned to such term in Section 2.09.
     “Registrar” means a Person engaged to maintain the Register.
     “Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company, the Guarantors party thereto and the Initial Purchaser party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company, the Guarantors party thereto and the Initial Purchaser party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.

     “Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.
     “Representative Amount” means a principal amount of not less than $1.0 million for a single transaction in the relevant market at the relevant time.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Legend” means the legend set forth in Exhibit C.
     “Restricted Payment” has the meaning assigned to such term in Section 4.07.
     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
     “Second Priority Liens” means all Liens on the Secondary Collateral that secure the Notes, the Note Guaranties and the obligations of the Company and the Guarantors to the Trustee under Section 7.07, on a second priority basis.
     “Secondary Collateral” means the accounts receivable, inventory, casting patterns and core boxes, business interruption insurance policies, inter-company loans (to the extent funded with proceeds of loans under the Credit Agreement), cash and deposit accounts (other than proceeds of Primary Collateral) and related assets, and any proceeds of the foregoing, that are owned or hereafter acquired by the Company and by each of the Guarantors.
     “Secured Debt” means any Debt secured by a Lien.
     “Securities Act” means the Securities Act of 1933.
     “Security Documents” means (i) the Intercreditor Agreement and (ii) the security documents granting a security interest in any assets of any Person to secure the Obligations under the Notes and the Note Guaranties as each may be amended, restated, supplemented or otherwise modified from time to time.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.
     “Significant Restricted Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the Indenture.
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “Tangible Assets” means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, depletion, amortization and other valuation reserves), after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as (i) set forth on the most recent balance sheet of the Company and its Restricted Subsidiaries delivered pursuant to Section 4.17, (ii) determined in accordance with GAAP and (iii) calculated on a pro forma basis after giving effect to any Asset Sale or acquisition of any business or assets or the designation of a Restricted Subsidiary as an Unrestricted Subsidiary occurring after the date of such balance sheet.
     “Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939.
     “U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.16.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

     Section 1.02 . Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
     (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (b) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;
     (c) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
     (d) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and
     (e) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.
     Section 1.03 . Acts Of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership of Certificated Notes shall be proved by the Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
The Notes
     Section 2.01 . Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

     (b) (i) Except as otherwise provided in paragraph (d), Section 2.09(b)(iv) or Section 2.10(b)(iii), (b)(v) or (c), each Global Note representing Notes originally sold by the Initial Purchaser in accordance with Rule 144A or Regulation S will bear the Restricted Legend.
     (ii) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
     (iii) Initial Notes and Initial Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.
     (iv) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.
     (c) (i) Except as otherwise provided in paragraph (d), Section 2.09(b)(iv) or Section 2.10(b)(iii), (b)(v) or (c), each Certificated Note will bear the Restricted Legend.
     (d) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
     (ii) after an Initial Note or any Initial Additional Note is
     (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
     (e) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted

Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.
     Section 2.02 . Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.
     (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver
     (i) Initial Notes for original issue in the aggregate principal amount of $225,000,000,
     (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and
     (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:
     (A) Receipt by the Trustee of an Officers’ Certificate specifying
     (1) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (2) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,
     (3) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,
     (4) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

     (5) other information the Company may determine to include or the Trustee may reasonably request.
     (B) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.
     (C) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.
     Section 2.03 . Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04 . Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
     Section 2.05 . Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for
     (i) Notes cancelled by the Trustee or delivered to it for cancellation;
     (ii) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and
     (iii) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
     Section 2.06 . Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary

Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.
     Section 2.07 . Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08 . CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
     Section 2.09 . Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (b) (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
     (ii) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(iv) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.
     (iii) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
     (iv) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note was an Offshore Global Note, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.
     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that
     (x) no transfer or exchange will be effective until it is registered in such register and
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).
     (e) (i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (ii) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
     (iii) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     (iv) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     Section 2.10 . Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(i)
U.S. Global Note	Offshore Global Note	(ii)
U.S. Global Note	Certificated Note	(iii)
Offshore Global Note	U.S. Global Note	(iv)
Offshore Global Note	Offshore Global Note	(i)
Offshore Global Note	Certificated Note	(v)
Certificated Note	U.S. Global Note	(iv)
Certificated Note	Offshore Global Note	(ii)
Certificated Note	Certificated Note	(iii)
     (i) No certification is required.
     (ii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.
     (iii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the

Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (iv) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
     (v) If the requested transfer or exchange takes place during the Restricted Period, the person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange takes place after the Restricted Period, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)
     (i) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
     (ii) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
ARTICLE 3
Redemption; Offer to Purchase
     Section 3.01 . Optional Redemption. At any time and from time to time on or after January 1, 2012, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below.

Year	Percentage
2012	104.750%
2013	103.167%
2014	101.583%
2015 and thereafter	100%
     Section 3.02 . Redemption with Proceeds of Public Equity Offering. At any time and from time to time prior to January 1, 2010, the Company may redeem the Notes with the net cash proceeds received by the Company from any Public Equity Offering at a redemption price equal to 109.50% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes issued (including Additional Notes), provided that
     (i) in each case the redemption takes place not later than 60 days after the closing of the related Public Equity Offering, and
     (ii) not less than 65% of the aggregate principal amount of the Notes issued (including Additional Notes) remains outstanding immediately thereafter.
     Section 3.03 . Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.
     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (i) the redemption date;
     (ii) the redemption price, including the portion thereof representing any accrued interest;
     (iii) the place or places where Notes are to be surrendered for redemption;
     (iv) Notes called for redemption must be so surrendered in order to collect the redemption price;
     (v) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;
     (vi) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and
     (vii) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
     Section 3.04 . Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     (b) The offer must include or state the following as to the terms of the Offer to Purchase:
     (i) the provision of the Indenture pursuant to which the Offer to Purchase is being made;
     (ii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);
     (iii) the purchase price, including the portion thereof representing accrued interest;
     (iv) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;
     (v) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include
     (A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company,
     (B) a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and
     (C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;
     (vi) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a minimum denomination of $1,000 and any multiple of $1,000 in excess thereof.
     (vii) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;
     (viii) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);
     (ix) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;
     (x) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;
     (xi) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;
     (xii) (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof will be purchased;
     (xiii) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and
     (xiv) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) On or prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.
     (d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
ARTICLE 4
Covenants
     Section 4.01 . Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.
     Section 4.02 . Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03 . Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted

Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.13 or Article 5.
     Section 4.04 . Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.
     Section 4.05 . Maintenance of Properties and Insurance. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.
     (b) The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.
     Section 4.06 . Limitation on Debt and Disqualified or Preferred Stock. (a) The Company
     (i) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and
     (ii) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or

Preferred Stock of Restricted Subsidiaries held by the Company or a Wholly Owned Restricted Subsidiary, so long as it is so held);
provided that the Company or any Guarantor may Incur Debt or Disqualified Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.00 to 1.00.
     (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):
     (i) Debt (“Permitted Bank Debt”) of the Company pursuant to the Credit Agreement; provided that the aggregate principal amount of such Debt at any time outstanding does not exceed the greater of (x) $110 million, and (y) the Borrowing Base Amount, and Guarantees of such Debt by any Restricted Subsidiary;
     (ii) Debt of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the Notes;
     (iii) Debt of the Company pursuant to the Notes (other than Additional Notes) and the New Senior Subordinated Notes due 2013 and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes) and any guarantee of the New Senior Subordinated Notes due 2013;
     (iv) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that
     (A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

     (B) the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,
     (C) in no event may Debt of the Company be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and in no event may Debt of a Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and
     (D) Debt Incurred pursuant to clauses (i), (ii), (v), (vi), (x), (xi), (xii) and (xiii) may not be refinanced pursuant to this clause;
     (v) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;
     (vi) Debt of the Company or any Restricted Subsidiary with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;
     (vii) Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under Section 4.06(a);
     (viii) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (iv)(D), not otherwise constituting Permitted Debt);
     (ix) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the aggregate outstanding principal amount of any Debt Incurred pursuant to this clause (ix) may not exceed (a) the greater of (i) $10.0 million or (ii) 3% of Tangible Assets (measured at the time of Incurrence of any such Debt), in each case less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause (ix); provided, however, that no Debt may be incurred pursuant to this clause in order to finance any part of the purchase price or cost of construction or improvement of the New Mold Line;
     (x) Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor Incurred under any other clause of this covenant;
     (xi) Debt of the Company or a Restricted Subsidiary owed to any Person in connection with liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
     (xii) Debt in respect of performance bonds; and
     (xiii) other Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $15.0 million.
     For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be Incurred pursuant to paragraph (a) of this Section 4.06, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Debt in any manner that complies with this Section 4.06; provided that all Debt under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (i) and the Company shall not be permitted to reclassify all or any portion of such Debt under the Credit Agreement outstanding on the Issue Date.
     Notwithstanding anything contained herein, neither the Company nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms.
     Section 4.07 . Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
     (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the

Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;
     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries;
     (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest (including (a) any portion of interest that may be satisfied by deferring payment of such amount to a later date and (b) the cash payment at or prior to maturity of any amount previously deferred pursuant to clause (a)) or principal at Stated Maturity; or
     (iv) make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
     (1) no Default has occurred and is continuing,
     (2) the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio test set forth in Section 4.06(a), and
     (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of
     (A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the first fiscal quarter of the Company for which a quarterly or annual report is provided pursuant to Section 4.17 after the Issue Date and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus
     (B) subject to paragraph (c), the aggregate net cash proceeds received by the Company (other than from a Subsidiary) after the Issue Date from
     (1) the issuance and sale of its Qualified Equity Interests, including by way of issuance of its

Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or
     (2) as a contribution to its common equity, plus
     (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
   (x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus
   (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus
     (D) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.
     The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.
     (b) The foregoing will not prohibit:
     (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

     (ii) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;
     (iii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of all or any portion of the Company’s 13% Senior Subordinated Notes due 2013 which are outstanding on the Issue Date with the proceeds of the offering of the Notes and of the offering of the New Senior Subordinated Notes due 2013;
     (iv) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt, or, in the case of the New Senior Subordinated Notes due 2013, proceeds of, or in exchange for, Permitted Refinancing Debt (or Debt that would be Permitted Refinancing Debt except that it is senior unsecured Debt and therefore would not comply with clause (A) of the definition thereof);
     (v) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;
     (vi) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;
     (vii) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;
     (viii) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or ACP Holding held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor after the Issue Date does not exceed an aggregate amount of $1,000,000 in any fiscal year (with unused amounts in any fiscal year being permitted to be carried over for the two succeeding fiscal years);
     (ix) the payment of cash dividends on any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary Incurred after the Issue Date in compliance with Section 4.06;
     (x) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.12 or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.13, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection with the Offer to Purchase;
     (xi) the payment of a dividend or distribution by the Company and its Subsidiaries, directly or indirectly, to ACP Holding in an amount sufficient to permit ACP Holding to pay its consolidated, combined or unitary United States federal, state and local tax liabilities relating to the business of the Company and its Subsidiaries, provided that ACP Holding applies the amount of such dividend or distribution for such purpose at approximately such time;
     (xii) payments by the Company to NFC Castings or ACP Holding not to exceed an amount necessary to permit NFC Castings or ACP Holding to (A) make payments in respect to its indemnification obligations owing to directors, officers, or other Persons under NFC Castings’ or ACP Holding’s charter or by-laws or pursuant to written agreements with any such Person, (B) make payments in respect of its other operational expenses (other than taxes) incurred in the ordinary course of business to the extent related to acting as a holding company for the Company, or (C) make payments in respect of indemnification obligations and costs and expenses incurred by ACP Holding in connection with any offering of common stock of ACP Holding; and
     (xiii) any other Restricted Payment, which together with all other Restricted Payments made pursuant to this clause (xiii) on or after the Issue Date, does not exceed $10.0 million; provided, however, that no Restricted Payments may be made pursuant to this clause (xiii) in order to repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, the New Senior Subordinated Notes due 2013; and
provided that, in the case of clauses (vii), (viii), (ix), (xii) or (xiii), no Default has occurred and is continuing or would occur as a result thereof.
     (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (iii) of paragraph (a) only to the extent they are not applied as described in clause (v), (vi) or (vii) of paragraph (b). Restricted Payments permitted pursuant to clause (iv), (v), (vi), (vii) or (xi) of paragraph (b) will not be included in making the calculations under clause (iii) of paragraph (a).
     (d) Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant were calculated, which calculations may be based on the Company’s latest available financial statements, delivered, or required to be delivered, pursuant to Section 4.17.
     Section 4.08 . Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.
     Section 4.09 . Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless
     (a) the Company or the Restricted Subsidiary would be entitled to
     (i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06, and
     (ii) create a Lien on such property or asset securing such Attributable Debt pursuant to Section 4.08, in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions, and
     (b) the Company complies with Section 4.13 in respect of such transaction.
     Section 4.10 . Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the

Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
     (i) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
     (ii) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,
     (iii) make loans or advances to the Company or any other Restricted Subsidiary, or
     (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
     (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions
     (i) existing on the Issue Date in the Credit Agreement, the Indenture, the Security Documents or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (ii) existing under or by reason of applicable law;
     (iii) existing
     (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or
     (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (1) are not applicable to any other Person or the property or assets of any other Person and (2) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (iv) of the type described in clause (a)(iv) arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (B) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;
     (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.13;
     (vi) contained in the terms governing any Permitted Refinancing Debt, which terms are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced, or
     (vii) required pursuant to the Indenture.
     Section 4.11 . Guaranties by Restricted Subsidiaries. If the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Restricted Subsidiary after the date of the Indenture or acquires or creates any other Restricted Subsidiary and such Restricted Subsidiary guarantees any other Debt of the Company, the new Restricted Subsidiary must provide a Note Guaranty and become a party to the Security Documents (and pledge its assets to the extent they would constitute Collateral pursuant to Section 11.01(b)).
     A Restricted Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture substantially in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions).
     Section 4.12 . Repurchase of Notes Upon a Change of Control. Not later than 30 days following a Change of Control, the Company will make an Offer to

Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.
     Section 4.13 . Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:
     (a) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.
     (b) At least 75% of the consideration received by the Company or such Restricted Subsidiary consists of cash received at closing (except in the case of a Permitted Asset Swap); provided however, to the extent that any disposition in such Asset Sale (including in the case of a Permitted Asset Swap) was of Primary Collateral, the non-cash consideration received is pledged as Primary Collateral under the Security Documents substantially simultaneously with such sale, in accordance with the requirements set forth in Section 11.01(b).
For purposes of this clause (b): the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement (unless and to the extent that the assets disposed of in such Asset Sale are Primary Collateral), and instruments or securities received from the purchaser that are promptly, but in any event within 60 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, shall be considered cash received at closing.
     (c) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used
     (i) unless the disposition was of Primary Collateral, to repay Debt under the Credit Agreement in each case owing to a Person other than the Company or any Restricted Subsidiary, or
     (ii) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business; provided that the assets (including Voting Stock) acquired with the Net Cash Proceeds of a disposition of Primary Collateral are pledged as Primary Collateral under the Security Documents substantially simultaneously with such acquisition in accordance with the requirements of the Indenture and provided further, that, in the case of this clause (ii), a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment if (x) such acquisition or capital expenditure is consummated within 545 days after receipt by the Company or any Restricted Subsidiary of the Net Cash Proceeds of any Asset Sale and (y) if such acquisition or capital expenditure is not consummated within the period set forth in subclause (x), the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below);
     (d) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (c) within the time periods specified therein constitute “Excess Proceeds”. Excess Proceeds of less than $10.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $10.0 million, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to
     (i) accumulated Excess Proceeds, multiplied by
     (ii) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt that is also secured by Collateral on the same basis as the Notes and similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.
     (e) To the extent that any Net Cash Proceeds are from a disposition of Primary Collateral the fair market value of which exceeds $2.5 million in the aggregate, such Net Cash Proceeds will be deposited with the Collateral Agent or the Trustee, as the case may be, and held as Collateral in the Cash Collateral Account pending application pursuant to clause (c) or (d) above, and, in the case of clause (d), released to the Company or the relevant Guarantor if remaining after consummation of the Offer to Purchase.
     Section 4.14 . Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.
     (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the Trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15.0 million, the Company must in addition obtain and deliver to the Trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.
     (c) The foregoing paragraphs do not apply to
     (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company and any merger of the Company and any direct or indirect parent of the Company; provided, however, that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or intermediate parent companies (which themselves have no other material assets or liabilities) and such merger is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;
     (ii) any reasonable fees, advances and compensation (including incentive compensation) provided to, and indemnity provided on behalf of, officers, directors and employees of NFC Castings, ACP Holding, the Company and its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company;
     (iii) any Restricted Payments of a type described in paragraphs (a)(i) and (a)(ii) under Section 4.07 if permitted by that covenant;
     (iv) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business;
     (v) transactions pursuant to any contract or agreement in effect on the date of the Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of the Indenture;
     (vi) payment of principal of, and interest on, the Notes held by Affiliates;
     (vii) Debt permitted pursuant to paragraph (b)(ii) under Section 4.06;
     (viii) non-exclusive licenses of intellectual property among the Company and the Restricted Subsidiaries or among the Restricted Subsidiaries;
     (ix) repurchases of the Company’s outstanding 13% Senior Subordinated Notes due 2013 and 11% Senior Secured Notes due 2010 owned by any Permitted Holders on the same terms and conditions as repurchases from other holders thereof, including payment of all related premiums and consent fees;
     (x) any redemption of the New Senior Subordinated Notes due 2013 at a price not greater than 100% of the principal amount thereof, provided that any such redemption is permitted under Section 4.07; or
     (xi) any transaction or series of related transactions with any customer or supplier in the ordinary course of business that are on terms no less favorable than could be obtained in a comparable arms-length transaction with a Person that is not an Affiliate of the Company, which transaction or series of transactions, if their aggregate value exceeds $5.0 million, are approved by a majority of the Board of Directors who are disinterested in the subject matter thereof.
     Section 4.15 . Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.
     Section 4.16 . Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary (including a newly acquired or created Subsidiary), other than any entity that owns or operates the facilities that are owned or operated on the Issue Date by the Neenah Foundry Company (but only with respect to the manufacturing facilities located in Neenah, Wisconsin), the Dalton Corporation or Deeter Foundry, Inc., to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

     (i) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary.
     (ii) At the time of designation, the designation would be permitted under Section 4.07.
     (iii) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Sections 4.06 and 4.07.
     (iv) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.14.
     (v) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Sections 4.06 and 4.07.
Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).
     (b) (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).
     (ii) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
     (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
     (i) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;
     (ii) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

     (iii) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;
     (iv) it is released at that time from its Note Guaranty, if any, and any Liens granted by such Restricted Subsidiary will also be released; and
     (v) it will cease to be subject to the provisions of the Indenture as a Restricted Subsidiary.
     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
     (i) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13;
     (ii) Investments therein previously charged under Section 4.07 will be credited thereunder;
     (iii) it may be required to issue a Note Guaranty pursuant to Section 4.11 and pledge its assets as Collateral for the Notes; and
     (iv) it will thenceforward be subject to the provisions of the Indenture as a Restricted Subsidiary.
     (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.
     Section 4.17 . Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Noteholders within the time periods specified in those sections and the regulations thereunder applicable to a non-accelerated filer with
     (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

     (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     In addition, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (i) and (ii) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations for a non-accelerated filer. In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request.
     (b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.
     (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.18 . Reports To Trustee.
     (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

     (c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company’s independent public accountants stating whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof; provided, however, that if the Company’s independent public accountants are unable to provide such written statement due to the existence of a rule, regulation or policy prohibiting such accountants from delivering such written statement, then the Company shall not be required to provide such written statement to the Trustee; and
     (d) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year ending September 30, 2007, a written Opinion of Counsel as to the continued perfection of the liens of the Security Documents on the Collateral, to the extent required by Section 314(b)(2) of the Trust Indenture Act.
     Section 4.19 . Impairment Of Security Interest; Further Assurances; Collateral Inspections and Reports; Costs and Indemnification.
     (a) Neither the Company nor any of its Restricted Subsidiaries will take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Noteholders in contravention of the provisions of this Indenture.
     (b) The Company and each of its Restricted Subsidiaries will make, execute, endorse, acknowledge, file, record, register and/or deliver such agreements, documents, instruments, and further assurances (including, without limitation, Uniform Commercial Code financing statements, mortgages, deeds of trust, vouchers, invoices, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements and control agreements), and take such other actions, as may be required under applicable law or as the Trustee or the Collateral Agent may deem reasonably appropriate or advisable to cause the Collateral Requirement to be and remain satisfied and otherwise to create, perfect, preserve or protect the security interest in the Collateral of the secured parties under the Security Documents, all at the Company’s expense.
     (c) Upon request of the Trustee or the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause its Restricted Subsidiaries to, (i) permit the Trustee or the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Trustee or the Collateral Agent, upon reasonable notice to the Company and during normal business hours, to visit and inspect any of the property of the Company and its Restricted Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Restricted Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Restricted Subsidiaries, and (ii) deliver to the Trustee or the Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as the Trustee or such Collateral Agent may request.
     (d) The Company will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company and its Restricted Subsidiaries set forth in this Section 4.19 and also will pay, or promptly reimburse the Trustee and the Collateral Agent for, all costs and expenses incurred by the Trustee or the Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Agent.
ARTICLE 5
Consolidation, Merger or Sale of Assets
     Section 5.01 . Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) The Company will not
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or
     (iii) permit any Person to merge with or into the Company unless
     (A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture, the Notes, the Registration Rights Agreement and the Security Documents;

     (B) immediately after giving effect to the transaction, no Default has occurred and is continuing;
     (C) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt pursuant to the Fixed Charge Coverage Ratio test set forth under Section 4.06(a); and
     (D) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;
provided, that clauses (B) and (C) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Company, (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company or (iii) to any merger of the Company and any direct or indirect parent of the Company, provided further, in the case of this clause (iii), that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or intermediate parent companies (which themselves have no other material assets or liabilities) and such merger is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose.
     (b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.
     (c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Notes, the Registration Rights Agreement and the Security Documents with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture, the Notes, the Registration Rights Agreement and the Security Documents.

     Section 5.02 . Consolidation, Merger or Sale of Assets by a Guarantor. No Guarantor may
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or
     (iii) permit any Person to merge with or into the Guarantor unless
     (A) the other Person is the Company or any Wholly Owned Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
     (B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty, the Registration Rights Agreement and the Security Documents; and
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
     (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by the Indenture.
ARTICLE 6
Default and Remedies
     Section 6.01 . Events of Default. An “Event of Default” occurs if
     (a) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

     (b) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;
     (c) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.12 or Section 4.13, or the Company or any Guarantor fails to comply with Article 5;
     (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture, under the Notes or in the Security Documents and the default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;
     (e) there occurs with respect to any Debt of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $15.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;
     (f) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Significant Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;
     (g) an involuntary case or other proceeding is commenced against the Company or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (h) the Company or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (g) or (h) a “bankruptcy default”);
     (i) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or
     (j) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the Indenture or the Security Documents), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Company or any Guarantor.
     Section 6.02 . Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

     (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and
     (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Section 6.03 . Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Section 6.04 . Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05 . Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
     Section 6.06 . Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:
     (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
     (b) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;
     (c) such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07 . Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 6.08 . Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 6.09 . Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 . Priorities. If the Trustee collects any money pursuant to this Article or receives any money from the Collateral Agent upon foreclosure and sale of any Collateral, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due hereunder;
     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
     Third: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.
     Section 6.11 . Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.
     Section 6.12 . Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.
     Section 6.13 . Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14 . Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.15 . Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
The Trustee
     Section 7.01 . General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
     Section 7.02 . Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (a) The Trustee may conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.
     (f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     Section 7.03 . Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04 . Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of the Indenture, the Security Documents or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.
     Section 7.05 . Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06 . Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2007, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).
     Section 7.07 . Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
     (b) Each of the Company and the Guarantors, jointly and severally, will indemnify the Trustee for, and hold it harmless against, any loss, claim, damage or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.
     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on, particular Notes. The benefits of this Section shall survive the termination of this Indenture.
     Section 7.08 . Replacement of Trustee. (a)(i) The Trustee may resign at any time by written notice to the Company.
     (ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee and the Company.
     (iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (iv) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer, upon payment of its fees and expenses hereunder, all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 7.09 . Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.
     Section 7.10 . Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
     Section 7.11 . Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
     Section 7.12 . Collateral Agent. (a) The Trustee is hereby appointed to act as the Collateral Agent under the Security Documents, with such powers, rights and obligations as are expressly delegated to the Collateral Agent by the terms of this Indenture and by the Security Documents. The Trustee may, from time to time, appoint another financial institution to act as Collateral Agent so long as such institution meets the requirements of Section 7.10. The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth in the Security Documents.
     (b) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent (if other than the Trustee) may resign at any time by notifying the Trustee and the Company. Upon any such resignation, the Trustee shall have the right to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Trustee and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Holders and the Trustee, appoint a successor Collateral Agent which shall meet the eligibility requirements of Section 7.10 and shall accept and comply in all material respects with the Security Documents, including without limitation the maintenance of an office and the Cash Collateral Account in the State of New York. Upon a successor’s acceptance of its appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder and under the Security Documents, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Security Documents. If the Trustee shall be acting at any time as the Collateral Agent, then it will be deemed to have resigned as Collateral Agent upon its replacement as Trustee pursuant to Section 7.08, and the successor Trustee shall select (or may act as) the replacement Collateral Agent.
     (c) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.
ARTICLE 8
Defeasance and Discharge
     Section 8.01 . Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes, the Indenture and the Security Documents to which it is a party, and each Guarantor’s obligations under its Note Guaranty and the Security Documents to which it is a party, will terminate, and the Collateral shall be released from the Liens thereunder, if:
     (i) all Notes previously authenticated and delivered (other than (A) destroyed, lost or stolen Notes that have been replaced or (B) Notes that are paid pursuant to Section 4.01 or (C) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or
     (ii) (A) the Notes mature within sixty days, or all of them are to be called for redemption within sixty days under arrangements satisfactory to the Trustee for giving the notice of redemption,
     (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
     (C) no Default has occurred and is continuing on the date of the deposit,
     (D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and
     (E) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.
     (b) After satisfying the conditions in clause(a)(i), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(ii), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes, the Indenture and the Security Documents other than the surviving obligations.
     Section 8.02 . Legal Defeasance. After the 123rd day following the deposit referred to in clause (a) of this Section 8.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes, the Security Documents to which it is a party and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty and the Security Documents to which it is a party will terminate, and the Collateral shall be released from the Liens thereunder, provided the following conditions have been satisfied:
     (a) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.
     (b) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.
     (c) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.
     (d) The Company has delivered to the Trustee
     (i) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and
     (ii) an Opinion of Counsel to the effect that (A)) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first priority security interest in the trust funds (subject to customary exceptions), and (C) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.
     (e) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

     (f) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.
     Section 8.03 . Covenant Defeasance. After the 123rd day following the deposit referred to in clause (a) of Section 8.02, the Company’s obligations set forth in the Security Documents to which it is a party and in Sections 4.06 through 4.17, inclusive and clauses (C) and (D) of Section 5.01(a) of the Indenture, and each Guarantor’s obligations under its Note Guaranty and the Security Documents to which it is a party, will terminate, and clauses (c), (d), (e), (f), (i) and (j) of Section 6.01 of the Indenture will no longer constitute Events of Default, provided the following conditions have been satisfied:
     (a) The Company has complied with clauses (a), (b), (c), (d)(ii), (e) and (f) of Section 8.02; and
     (b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.
     Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.
     Section 8.04 . Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 8.05 . Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.
     Section 8.06 . Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.
ARTICLE 9
Amendments, Supplements and Waivers
     Section 9.01 . Amendments Without Consent of Holders. The Company and the Trustee (and in the case of the Security Documents, the Collateral Agent) may amend or supplement the Indenture, the Security Documents and/or the Notes without notice to or the consent of any Noteholder
     (a) to cure any ambiguity, defect or inconsistency or conform any provision to the “Description of Notes” set forth in the Offering Circular;
     (b) to comply with Article 5;
     (c) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;
     (d) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;
     (e) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

     (f) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;
     (g) to provide for or confirm the issuance of Additional Notes; or
     (h) to make any other change that does not materially and adversely affect the rights of any Holder.
     In addition, the Company may amend the Security Documents to secure additional Debt to be Incurred by the Company or a Guarantor by Liens on the Collateral pursuant to the Security Documents if such Debt is permitted to be Incurred and secured by such Liens under the Indenture.
     Section 9.02 . Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee (and, in the case of any Security Document, the Collateral Agent) may amend or supplement the Indenture, the Security Documents and/or the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes and the Holders of a majority in principal amount of the outstanding Notes may waive future compliance by the Company with any provision of the Indenture, the Security Documents or the Notes.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not
     (i) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,
     (ii) reduce the rate of or change the Stated Maturity of any interest payment on any Note,
     (iii) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,
     (iv) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,
     (v) make any Note payable in money other than that stated in the Note,

     (vi) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,
     (vii) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,
     (viii) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes,
     (ix) make any change in any Note Guaranty that would adversely affect the Noteholders, or effect a release of all or substantially all of the Collateral, or
     (x) make any change in the provisions of the Security Documents dealing with the application of the proceeds of Collateral from the Lien under the Indenture and the Security Documents with respect to the Notes that would adversely affect the Noteholders;
provided that the provisions of Section 4.12 and Section 4.13 may, except as provided above, be amended or waived with the consent of Holders holding not less than 66 2/3% in aggregate principal amount of the Notes.
     (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     Section 9.03 . Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
     Section 9.04 . Trustee’s Rights and Obligations. The Trustee shall be provided with, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.
     Section 9.05 . Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.06 . Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Security Document unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 10
Guaranties
     Section 10.01 . The Guaranties. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a secured basis, to the Holders and to the Trustee the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.
     Section 10.02 . Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:
     (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture, any Security Document or any Note, by operation of law or otherwise;
     (2) any modification or amendment of or supplement to the Indenture, any Security Document or any Note;
     (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture, any Security Document or any Note;
     (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture, any Security Document or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or
     (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 10.03 . Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 10.04 . Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 10.05 . Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 10.06 . Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 10.07 . Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent transfer provisions of the United States Bankruptcy Code or any comparable provision of state law.
     Section 10.08 . Execution and Delivery of Guaranty. The execution by each Guarantor of the Indenture (or a supplemental indenture substantially in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.
     Section 10.09 . Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon
     (a) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture,
     (b) the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary, or
     (c) defeasance or discharge of the Notes, as provided in Article 8.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.
ARTICLE 11
Security Arrangements
     Section 11.01 . Security. (a) In order to secure the Obligations of the Company under this Indenture and the Notes, the Company will execute and deliver to the Trustee on or prior to the Issue Date each Security Document to which it is or is to be a party that is intended to be effective upon the Issue Date and create the Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Collateral. In order to secure the Obligations of each Guarantor under its Note Guaranty, this Indenture and the Notes, each Guarantor will execute and deliver to the Trustee prior to the Issue Date each Security Document to which it is or is to be a party that is intended to be effective upon the Issue Date and create the Liens intended to be created thereunder, with the priority set forth therein and in the Intercreditor Agreement, on the Collateral.
     (b) Within 30 days after (i) any Restricted Subsidiary becomes a Guarantor in accordance with Section 4.11 or (ii) the Company or any Guarantor acquires any material property that is not automatically subject to a perfected security interest under the Security Documents, the Company or Guarantor shall notify the Collateral Agent thereof and, in each case at the sole cost and expense of the Company or Guarantor, execute and deliver to the Collateral Agent such mortgages, security agreement supplements and other documentation (in form and scope, and covering such Collateral on such terms, in each case consistent with the mortgages, security agreements and other security documents in effect on the Issue Date), and take such additional actions (including any of the actions described in Section 4.19(b)), as the Collateral Agent may deem reasonably appropriate or advisable to create and fully perfect in favor of the secured parties under the Security Documents a valid and enforceable security interest in (and in the case of real property, mortgage lien on) such Collateral, which shall be free of any other Liens except for Permitted Liens (including, in the case of the Secondary Collateral, the first-priority Lien of the holders of Bank Obligations). Any security interest provided pursuant to this Section 11.01(b) shall be accompanied with such Opinions of Counsel to the Company as customarily given by Company’s counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction and substantially consistent with that provided to the lenders under the Credit Agreement. In addition, the Company shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.
     (c) The Company and the Guarantors shall comply with all covenants and agreements contained in the Security Documents.
     (d) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Indenture and the Security Documents.
     (e) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under this Indenture and the Notes.
     (f) To the extent applicable, the Company will comply with Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
     Section 11.02 . Cash Collateral Account. (a) The Company and the Guarantors shall deposit in the Cash Collateral Account the Net Cash Proceeds from any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) of Primary Collateral having an aggregate fair market value of more than $2.5 million.
     (b) All Casualty Proceeds received by the Collateral Agent, the Company or any Guarantor in respect of Primary Collateral shall be applied as follows:
     (i) if the amount of such Casualty Proceeds is less than $2,500,000, such Casualty Proceeds shall be retained by the Company or the relevant Guarantor, as the case may be, and used to restore, repair, replace (including with an asset of like kind) or rebuild the asset in respect of which such Casualty Proceeds were received (to the extent required by the applicable Security Document) or otherwise such Proceeds may be used in accordance with Section 4.13(c) or Section 4.13(d); and
     (ii) if the amount of such Casualty Proceeds is equal to or greater than $2,500,000, such Casualty Proceeds shall be deposited and held in the Cash Collateral Account and be released from that account as provided in Section 11.02(c) below.
     (c) Amounts held in the Cash Collateral Account may only be released to the Company or the applicable Guarantor for use as permitted by Section 4.13(c) or Section 4.13(d) and, in the case of Section 4.13(d), will be released to the Company or the applicable Guarantor if remaining after the consummation of the Offer to Purchase.
     (d) Notwithstanding the foregoing, the Company will not be required to deposit any Casualty Proceeds to the extent that it furnishes the Collateral Agent and the Trustee with an Officers’ Certificate certifying that it has invested an amount in compliance with Section 4.13(c) or Section 4.13(d) equal to, or in excess of, the amount of such proceeds in anticipation of receipt of such funds.
     (e) The Company and Guarantors will be required to comply with the requirements of Section 11.05 before any Collateral held in the Cash Collateral Account may be released from the Lien of the Security Documents.

     Section 11.03 . Authorization of Actions to be Taken.
     (a) The Trustee is authorized and empowered to enter into the Security Documents, whether as Trustee or Collateral Agent, and to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
     (b) Subject to the provisions of Article 7 and the Intercreditor Agreement, the Trustee, in its sole discretion and without the consent of the Holders of Notes, may, or at the direction of the Holders of a majority in principal amount of the Notes then outstanding, the Trustee shall, direct on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (1) foreclose upon and take possession of all Collateral pursuant to, or take any other action to enforce, the provisions of the Security Documents;
     (2) enforce any of the terms of the Intercreditor Agreement and the Security Documents to which the Trustee or the Collateral Agent is a party; or
     (3) collect and receive payment of all obligations in respect of the Notes, the Note Guaranties and this Indenture.
Subject to the Intercreditor Agreement and Article 7, the Trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens on the Collateral or the other rights under the Security Documents to which the Trustee or the Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of such Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or other rights under such Security Documents or hereunder or be prejudicial to the interests of Holders or the Trustee.
     Section 11.04 . Determinations Relating to Collateral. In the event (i) the Trustee shall receive any written request from the Company, a Guarantor or the Collateral Agent under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or such Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by the Company or a Guarantor of any covenant or any breach of any representation or warranty of the Company or such Guarantor set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Collateral Agent to respond shall be subject to the terms of the Security Documents. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the outstanding Notes.
     Section 11.05. Release of Liens. (a) The Liens on the Collateral securing the Notes will be released:
     (i) upon payment in full of principal, interest and all other Obligations on the Notes issued under the Indenture or discharge or defeasance thereof (in accordance with Article 8);
     (ii) upon release of a Note Guaranty (with respect to the Liens securing such Note Guaranty granted by such Guarantor); and
     (iii) in connection with any disposition of Collateral to any Person other than the Company or any of its Restricted Subsidiaries (but excluding any transaction subject to Section 5.01) that is permitted by the Indenture (with respect to the Lien on such Collateral).
     (b) Upon delivery to the Trustee of an Officers’ Certificate requesting execution of an instrument confirming the release of the Liens pursuant to Section 11.05(a), accompanied by:
     (1) an Opinion of Counsel confirming that such release is permitted by Section 11.05(a);
     (2) all instruments requested by the Company to effectuate or confirm such release; and

     (3) such other certificates and documents as the Trustee may reasonably request to confirm the matters set forth in Section 11.05(a), the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee, promptly execute and deliver, such instruments.
     (c) All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.
     (d) The Company will bear and pay all costs and expenses associated with any release of Liens pursuant to this Section 11.05, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.
     (e) Any release of Collateral in accordance with the provisions of this Indenture, the Security Documents and the Trust Indenture Act will not be deemed to impair the security under this Indenture, and any engineer or appraiser may rely on this Section 11.05(e) in delivering a certificate requesting release so long as all other provisions of this Indenture and the Trust Indenture Act with respect to such release have been complied with.
     Section 11.06 . Agreement for the Benefit of Holders of First Priority Liens. The Trustee and each Holder of Notes by accepting a Note agrees, that:
     (a) The Second Priority Liens are, to the extent and in the manner provided in the Intercreditor Agreement, subject to and subordinate in ranking to all present and future First Priority Liens; and the Intercreditor Agreement will be enforceable by the holders of First Priority Liens, for the benefit of the holders of Obligations secured thereby, until the satisfaction pursuant to the terms thereof of all such Obligations outstanding at the time of such release.
     (b) Without the necessity of any consent of the Trustee or any Holder of the Notes, the holders of the Bank Obligations may change, waive, modify or vary any Security Document relating to Secondary Collateral with respect to which such holders have a First Priority Lien, subject to the limitations set forth in the Intercreditor Agreement; provided, that the Trustee shall be given notice of any such change, waiver, modification or variance.
     (c) As among the agent under the Credit Agreement, the Trustee and the Holders of the Notes and the holders of the Bank Obligations, the holders of the Bank Obligations and the agent under the Credit Agreement will have the sole ability to control and obtain remedies with respect to all Secondary Collateral without the necessity of any consent or of any notice to the Trustee, or any such Holder, subject to the limitations set forth in the Intercreditor Agreement.
     (d) Any or all Liens as set forth in, and granted under the Security Documents relating to the Secondary Collateral for the benefit of the Holders will be automatically (to the extent permitted by law) and simultaneously released, without the necessity of any consent of the Trustee or any Holders, upon a release of the First Priority Liens on such Collateral, subject to the exceptions set forth in the Intercreditor Agreement.
     Section 11.07 . Notes And Note Guaranties Not Subordinated. The provisions of Sections 11.06 and 11.07 are intended solely to set forth the relative ranking, as Liens, of the Second Priority Liens as against the First Priority Liens. The Notes and the Note Guaranties are senior unsubordinated obligations of the Company and the Guarantors. Neither the Notes and the Note Guaranties nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies in respect of the Collateral, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of Sections 11.06 and 11.07, in any respect subordinated, deferred, postponed, restricted or prejudiced.
ARTICLE 12
Miscellaneous
     Section 12.01 . Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     Section 12.02 . Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

     (ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 12.03 . Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
     if to the Company:
Neenah Foundry Company
2121 Brooks Avenue
P.O. Box 729
Neenah, Wisconsin 54957
Attention: William M. Barrett
Fax: (920) 729-3633
     if to the Trustee:
The Bank of New York Trust Company, N.A.
2 North LaSalle Street

Suite 1020
Chicago, IL 60602
Attention: Corporate Trust Administration
Fax: (312) 827-8542
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 12.04 . Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:
     (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that all such conditions precedent have been complied with.
     Section 12.05 . Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:
     (a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

     (c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 12.06 . Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
     Section 12.07 . Governing Law. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 12.08 . No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.
     Section 12.09 . Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.
     Section 12.10 . Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 12.11 . Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 12.12 . Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.
     Section 12.13 . No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty, the Indenture or any Security Document or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 12.14 . Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 12.15 . Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

NEENAH FOUNDRY COMPANY as Issuer
By:	/s/ Gary W. LaChey
	Name:	Gary W. LaChey
	Title:	Corporate Vice President - Finance and Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee
By:	/s/ Roxane Ellwanger
	Name:	Roxane Ellwanger
	Title:	Assistant Vice President

ADVANCED CAST PRODUCTS, INC.
DALTON CORPORATION
DALTON CORPORATION, WARSAW
         MANUFACTURING FACILITY
DALTON CORPORATION, STRYKER MACHINING
         FACILITY CO.
DALTON CORPORATION, ASHLAND
         MANUFACTURING FACILITY
DALTON CORPORATION, KENDALLVILLE
         MANUFACTURING FACILITY
DEETER FOUNDRY, INC.
GREGG INDUSTRIES, INC.
MERCER FORGE CORPORATION
A&M SPECIALTIES, INC.
NEENAH TRANSPORT, INC.
CAST ALLOYS, INC.
BELCHER CORPORATION
PEERLESS CORPORATION

Acting on behalf of each of the Guarantors

By:	/s/ Gary W. LaChey
	Name:	Gary W. LaChey
	Title:	Corporate Vice President - Finance and Chief Financial Officer

EXHIBIT A
[FACE OF NOTE]
NEENAH FOUNDRY COMPANY
9 1/2 % Senior Secured Note Due 2017

[CUSIPNo.] [CINS]

No.	$
     NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [         ] DOLLARS ($[         ]) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on January 1, 2017.
     [Initial]1 Interest Rate: 9 1/2 % per annum.
     Interest Payment Dates: January 1 and July 1, commencing July 1, 2007.
     Regular Record Dates: December 15 and June 15.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Initial Notes or Initial Additional Notes only.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:	NEENAH FOUNDRY COMPANY

	By:	Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 9 1/2 % Senior Secured Notes Due 2017 described in the Indenture referred to in this Note.

The Bank of New York Trust Company,
N.A., as Trustee

By:	Authorized Signatory

[REVERSE SIDE OF NOTE]
NEENAH FOUNDRY COMPANY
9 1/2 % Senior Secured Notes Due 2017
1. Principal and Interest.
     The Company promises to pay the principal of this Note on January 1, 2017.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9 ½ % per annum [(subject to adjustment as provided below)]1.
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 15 or December 15 immediately preceding the interest payment date) on each interest payment date, commencing July 1, 2007.
     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated December 29, 2006, between the Company and the Initial Purchaser named therein (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).2
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]3 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].4 Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 9½%. Interest not paid when due and any interest on principal, premium or interest not

[1]	Include only for Initial Note or Initial Additional Note.

[2]	Include only for Initial Note or Initial Additional Note.

[3]	Include only for Exchange Note.

[4]	For Additional Notes, should be the date of their original issue.

paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indentures; Note Guaranty.
     This is one of the Notes issued under an Indenture dated as of December 29, 2006 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general obligations of the Company, secured by Liens on the Collateral pursuant to the Security Documents. The Indenture limits the original aggregate principal amount of the Notes to $225,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed as set forth in the Indenture.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture, the Notes and the Security Documents or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture, the Notes and the Security Documents may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee (and in the case of the Security Documents, the Collateral Agent) may amend or supplement the Indenture, the Notes or the Security Documents to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐      (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.
☐      (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.
or
☐      (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box: ☐
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:
          $                    .
Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1
By
To be executed by an executive officer

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1
The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Principal amount of
this Global Note
	Amount of decrease	Amount of increase	following such	Signature of
	in principal amount	in principal amount	decrease (or	authorized officer of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

[1]	For Global Notes

EXHIBIT B
SUPPLEMENTAL INDENTURE
dated as of                     , ___
among
NEENAH FOUNDRY COMPANY,
[The Guarantor(s) Party Hereto]
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
[      ]% Senior Secured Notes due 2017

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     , ___, among NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 29, 2006 (the “Indenture”), relating to the Company’s Notes (as defined in the Indenture);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed that if the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Restricted Subsidiary after the date of the Indenture or acquires or creates any other Restricted Subsidiary and such Restricted Subsidiary guarantees any other Debt of the Company, the new Restricted Subsidiary must provide a Note Guaranty and become a party to the Security Documents (and pledge its assets to the extent they would constitute Collateral).
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEENAH FOUNDRY COMPANY, as Issuer
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

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EXHIBIT C
RESTRICTED LEGEND
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
     (1) REPRESENTS THAT
     (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
     (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR
     (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

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     (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR
     (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D
DTC LEGEND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E
Regulation S Certificate
                    , ____
The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020,
Chicago, IL 60602
Attention: Corporate Trust Administration

Re:	NEENAH FOUNDRY COMPANY
9 1/2% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of December 29, 2006 relating to the Notes
Ladies and Gentlemen:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
     [CHECK A OR B AS APPLICABLE.]
☐A.	This Certificate relates to our proposed transfer of $___principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b)

the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐B.	This Certificate relates to our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:

EXHIBIT F
Rule 144A Certificate
                    , ____
The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020,
Chicago, IL 60602
Attention: Corporate Trust Administration

Re:	NEENAH FOUNDRY COMPANY
9 1/2% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of December 29, 2006 relating to the Notes
Ladies and Gentlemen:
     TO BE COMPLETED BY PURCHASER IF (1) ON THE NOTE IS CHECKED.
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐A.	Our proposed purchase of $___principal amount of Notes issued under the Indenture.

☐B.	Our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we

F-1

have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G
Institutional Accredited Investor Certificate
The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020,
Chicago, IL 60602
Attention: Corporate Trust Administration

Re:	NEENAH FOUNDRY COMPANY
9 1/2% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as as of December 29, 2006 relating to the Notes
Ladies and Gentlemen:
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐A.	Our proposed purchase of $___principal amount of Notes issued under the Indenture.

☐B.	Our proposed exchange of $___principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
     We hereby confirm that:
1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.
     We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
     Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.
     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.
     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

G-4